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                                 UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C.  20549

                                    FORM 8-K

                                 CURRENT REPORT


                       PURSUANT TO SECTION 13 OR 15(d) OF
                      THE SECURITIES EXCHANGE ACT OF 1934



      Date of Report (Date of earliest event reported):  January 15, 1996




                               APPLIED POWER INC.
                               ------------------
             (Exact name of Registrant as specified in its charter)


      WISCONSIN                   1-11288                     39-0168610
      ---------                   -------                     ----------
(State of incorporation)    (Commission File No.)      (I.R.S. Employer Id. No.)


                         13000 WEST SILVER SPRING DRIVE
                            BUTLER, WISCONSIN  53007
          MAILING ADDRESS:  P. O. BOX 325, MILWAUKEE, WISCONSIN  53201
          ------------------------------------------------------------
              (Address of principal executive offices) (Zip Code)

                                 (414) 781-6600
                                 --------------
              (Registrant's telephone number, including area code)



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Item 5.     Other Events

     On January 15, 1996, Applied Power Inc. issued a press release announcing that its GB Electrical unit had completed the acquisition of certain U.S. and foreign patents relating to the products of Vision Plastics Manufacturing Company ("Vision Plastics"). GB Electrical had acquired the Vision Plastics business in a separate transaction that was announced on October 3, 1995. Consideration for these two transactions totaled approximately $21.5 million. Vision Plastics, based in San Diego, California, manufactures plastic cable ties which are sold through electrical wholesale, retail and OEM channels. Vision Plastics is expected to solidify GB Electrical's position as a prime low-cost producer of a rapidly expanding product category. The press release is incorporated herein by reference to Exhibit 20 of this Report, to which the reader is referred for more information.


Item 7.     Financial Statements and Exhibits

     (c)   Exhibits:

     See the Exhibit Index following the Signature page of this Report, which is incorporated herein by reference.



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                                   SIGNATURE


     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned thereunto duly authorized.




                                        APPLIED POWER INC.



Date:  January 19, 1996                 By: /s/Robert C. Arzbaecher
                                            ------------------------
                                            Robert C. Arzbaecher,
                                            Vice President and
                                            Chief Financial Officer



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                               APPLIED POWER INC.

                                 EXHIBIT INDEX
                                       TO
                            FORM 8-K CURRENT REPORT
                       Date of Report:  January 15, 1996



Exhibit                                                            Filed
Number                  Description                             Herewith
------                  -----------                             --------
   20                   Press Release                               X
                        dated January 15, 1996
                        regarding completion
                        of Vision Plastics Manufacturing
                        Company business and related
                        patents acquisitions




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